Exhibit 3.48

Doc#: 1008929092 Fee: $38.00 Eugene “Gene” Moore FORM BCA 5.10/5.20 (rev. Dec. 2003) Cook County Recorder of Deeds STATEMENT OF CHANGE OF - Date: 03/30/2010 03:28 PM Pg: 1 of 2 REGISTERED AGENT AND/OR REGISTERED OFFICE Business Corporation Act Jesse White, Secretary of State Department of Business Services 501 S. Second St., Rm. 328 Springfield, IL 62756 217-782-7808 www.cyberdriveillinois.com Remit payment in the form of a [SECRETARY OF STATE JESSE WHITE FILED 03/22/2010 check or money order payable to Secretary of State. File#_62231718 Filing Fee: $25 Approved: SG Submit in duplicate -—— Type or Print clearly In black Ink Do not write above this line Corporate Name: MARKETING ANALYTICS, INC. State or Country of Incorporation: ILLINOIS CP0182829 Name and Address of Registered Agent and Registered Office as they appear on the records of the Office of the Secretary of State (before change): Registered Agent: SCOTT A. JOSEPH SON First Name Middle Name Last Name Registered Office: 180 NORTH LASALLE STREET SUITE 3700 Number Street Sulla 6 (P.O. Box atone is unacceptable) CHICAGO, ILLINOIS 60601 COOK City ZIP Code County 4. Name and Address of Registered Agent and Registered Office shall be (after alt changes herein reported):

7. if authorized by the board of directors, sign here. (See Note 5 below.) The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct. Dated March 11th, 2010 MARKETING ANALYTICS, INC. Month & Day Year Exact Name of Corporation Any Authorized Officer’s Signature ROSS L. LINK. PRESIDENT Name and Title (typo or print) if change of registered office by registered agent, sign here. (See Note 6 below.) The undersigned, under penalties of perjury, affirms that the facts stated herein are true and correct. Dated , Month & Day Year Signature of Registered Agent of Record Name (type or print) If Registered Agent is a corporation, Name and Title of officer who Is signing on Its behalf. NOTES The registered office may, but need not be, the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same. The registered office must include a street or road address (P.O. Box alone is unacceptable). A corporation cannot act as its own registered agent. If the registered office is changed from one county to another, the corporation must file with the Recorder of Deeds of the new county a certified copy of the Articles of incorporation and a certified copy of the Statement of Change of Registered Office. Such certified copies may be obtained ONLY from the Secretary of State. Any change of registered agent must be by resolution adopted by the board of directors. This statement must be signed by a duly authorized officer. The registered agent may report a change of the registered office of the corporation for which he/she is a registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement. Printed by authority of the Slate of Illinois. September 2008 — 1 — C 135.19

OFFICE OF THE SECRETARY OF STATE JESSE WHITE Secretary of State 03/22/10 MARKETING ANALYTICS, INC. SEAN D AUTON 18 0 NORTH LASALLE ST STE 3 700 CHICAGO, IL 60601 Dear Sir or Madam: A change of Registered Agent/Office Address for the corporation has been filed with our office. The Illinois Business and Not For Profit Corporation Acts require that you record the enclosed form in the County Recorder of Deeds Office in which the current agent is located. If you have a question regarding county issues, please call the County Recorder of Deeds Office in Cook County at 312-603-5050. Sincerely, Dept of Business Services, Registered Agent Sec 501 S 2nd St, Rm 328 Howlett Bldg Springfield, IL 62756 217-782-7808

Doc#: 0817531056 Fee: $38.50
Eugene "Gene" Moore
Cook County Recorder of Deeds
Date: 06/23/2008 11:59 AM Pg: 1 of 2

FORM **BCA 5.10/5.20** (rev. Dec. 2003)
STATEMENT OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE
Business Corporation Act

Jesse White, Secretary of State
Department of Business Services
501 S. Second St., Rm. 350
Springfield, IL 62756
217-782-3647
www.cyberdriveillinois.com

SECRETARY OF STATE JESSE WHITE FILED 06/11/08

Remit payment in the form of a check or money order payable to Secretary of State.

File # 62231718 Filing Fee: $25 Approved: SG

Submit in duplicate — Type or Print clearly in black ink — Do not write above this line

CP0309979

1. Corporate Name: MARKETING ANALYTICS, INC.
2. State or Country of Incorporation: ______
3. Name and Address of Registered Agent and Registered Office as they appear on the records of the Office of the Secretary of State (before change):

Registered Agent:	RONALD	L.	PANTER
	First Name	Middle Name	Last Name
Registered Office:	70 WEST MADISON		SUITE 610
	Number	Street	Suite # (P.O. Box alone is unacceptable)
	CHICAGO	60602	COOK
	City	ZIP Code	County

4. Name and Address of Registered Agent and Registered Office shall be (after all changes herein reported):

Registered Agent:	SCOTT	A.	JOSEPHSON
	First Name	Middle Name	Last Name
Registered Office:	180 NORTH LA SALLE STREET		SUITE 3700
	Number	Street	Suite # (P.O. Box alone is unacceptable)
	CHICAGO	60601	COOK
	City	ZIP Code	County

5. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.
6. The above change was authorized by: ("X" one box only)
   a. ☑ Resolution duly adopted by the board of directors. **(See Note 5 on reverse.)**
   b. ☐ Action of the registered agent. **(See Note 6 on reverse.)**

SEE REVERSE FOR SIGNATURE(S).

Printed by authority of the State of Illinois. February 2008 — 10M — C-135.18

7. if authorized by the board of directors, sign here. (See Note 5 below.) The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct. Dated MAY 6 ,2008 MARKETING ANALYTICS, INC. Month & day Year Exact Name of Corporation [ILLEGIBLE] Any Authorized Officer’s Signature ROSS L, LINK, PRESIDENT Nam© and Title (type or print) If change of registered office by registered agent, sign here. (See Note 6 below.) The undersigned, under penalties of perjury, affirms that the facts stated herein are true and correct. Dated , Month & Day Year Signature of Registered Agent of Record Name (type or print) If Registered Agent is a corporation, Name and Title of officer who is signing on its behalf. NOTES 1. The registered office may, but need not be, the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same. 2, The registered office must include a street or road address (P.O. Box alone is unacceptable). 3. A corporation cannot act as its own registered agent. 4, if the registered office is changed from one county to another, the corporation must file with the Recorder of Deeds of the new county a certified copy of the Articles of Incorporation and a certified copy of the Statement of Change of

FORM BCA 5.10/5.20 (rev, Dec. 2003) STATEMENT OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE Business Corporation Act Jesse White, Secretary of State FILED Department of Business Services Springfield, IL 62756 217-782-3647 JUL 16 2007 www.cyberdriveillinois.com Remit payment in the form of a SECRETARY OF STATE check or money order payable to Secretary of Stale. File # 62231718 Ring Fee: $25 Approved: [ILLEGIBLE] Submit in duplicate — Typ or Print clearly In black Ink Do not write above this line — Marketing Analytics, Inc. State or Country of Incorporation; Illinois Name and Address of Registered Agent and Registered Office as they appear on the records of the Office of the Secretary of State (before change): Jefferey P. Smith Registered Agent. First Name Middle Name Last Name Registered Office 1603 Orrington 800 Number Street Suite No. (P.O. Box alone is unacceptable) Evanston 60201 Cook City ZIP Code County 4. Name and Address of Registered Agent and Registered Office shall be (after all changes herein reported): Ronald L. Panter

7. If authorized by the board of directors, sign here. See Note 5 below. The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct. June 27 2007 Marketing Analytics, Inc. Dated , , Month & Day Year Exact Name of Corporation Any Authorized Officer’s Signature Ross Link, President Name end Title(type or print) If change of registered office by registered agent, sign here. See Note 6 below. The undersigned, under penalties of perjury, affirms that the facts stated herein are true and correct. Dated , Month & Day Year Signature of Registered Agent of Record Name (type or print) If Registered Agent is a corporation, Name and Title of officer who is signing on its behalf. NOTES The registered office may, but need not be, the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same. The registered office must include a street or road address (P.O. Sox alone is unacceptable). A corporation cannot act as its own registered agent If the registered office is changed from one county to another, the corporation must file with the Recorder of Deeds of the new county a certified copy of the Articles of incorporation and a certified copy of the Statement of Change of Registered Office. Such certified copies may be obtained ONLY from the Secretary of State. Any change of registered agent must be by resolution adopted by the board of directors. This statement must be signed by a duly authorized officer. The registered agent may report a change of the registered office of the corporation for which he/she is a registered agent. When the agent reports such a change, this statement must be signed by the registered agent, if a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement Printed by authority of the State of Illinois - 4/05 - 25M - C-135.17

Filed 5/16/2002] Jesse White Secretary of Stele JESSE WHITE 25.00 Secretary of State 75.00 State of Illinois BE [$100.00 ARTICLES OF INCORPORATION 62231718 Pursuant to the relevant provisions of the Illinois Business Corporation Act of 1983, 805 LLCS 5/2.05 et seq., as amended, the undersigned incorporator hereby adopts the following Articles of Incorporation. ARTICLE ONE The name of the corporation is: Marketing Analytics, Inc. BE ARTICLE TWO The name and address of the initial registered agent and its initial registered office are: Registered Agent: Jeffrey P. Smith Registered Office: 1603 Orrington, Suite 800 Evanston, IL 60201 (Cook County) ARTICLE THREE The purpose or purposes for which the corporation is organized are: 45. To research, study, conceive, create, design, develop, and implement computer software, programs, algorithms, and systems of every kind, nature, and description, especially including but not limited to workstation-based analytical modeling software and tools, personal computer-based decision support software, and computational server software; To directly or indirectly consult or assist businesses or other organizations or entities as to the necessity, advisability, development, implementation, customization, and utilization of all facets of software, programs, algorithms, and systems, including the interface and integration of the corporation’s products and services with other software, programs, algorithms, and systems; To gather, collect, purchase, upload, digest, analyze, interpret, download, rent, sell, distribute, and otherwise utilize statistics, data, and databases of any type and description;, To directly or indirectly facilitate or assist in the acquisition, transfer, installation, utilization, user training, manufacture, repair, replacement, and any other facet of software and hardware; To plan, devise, write, assemble, market, publish, distribute, sell, license, rent, lease, and otherwise use or deal in software programs, manuals, tutorials, articles, books, pamphlets, brochures, guides, instructions, and materials of all manner and in any media, including but not limited to print, electronic broadcast, software, multimedia, CD-ROM, DVD, and the Internet; To acquire, construct, establish, rent, maintain, operate, sell, sublet, contract for, or otherwise dispose of equipment, software, intellectual property, permits, licenses, vehicles, supplies, studios, offices, stores, laboratories, libraries, and any other means of facilitating the aforesaid purposes; and To engage in every and all other forms of business not otherwise prohibited by the Illinois Business Corporation Act.

ARTICLE FOUR Paragraph 1: The number of shares authorized, the number of shares proposed to be issued initially, and the consideration to be received by the corporation therefor shall be: Par Value No. of Shares No. of Shares Class Per Share Authorized To Be Issued Consideration Common no par value 10,000 1,000 $1,000 Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are: N/A ARTICLE FIVE INTENTIONALLY LEFT BLANK ARTICLE SIX INTENTIONALLY LEFT BLANK ARTICLE SEVEN Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc. ARTICLE EIGHT NAME AND ADDRESS OF INCORPORATOR The undersigned incorporator hereby declares, under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true. Dated this 1st day of January, 2002 Signature and Name Post Office Address 1603 Orrington, Suite 800 Jeffrey P. Smith Evanston, IL 60201 Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies. NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice President and verified by him, and attested by its Secretary or an Assistant Secretary.

File Number 6223-171-8 To all to whom these Presents Shall Come, Greeting: I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that ATTACHED HERETO IS A TRUE AND CORRECT COPY, CONSISTING OF 4 PAGE(S), AS TAKEN FROM THE ORIGINAL ON FILE IN THIS OFFICE FOR MARKETING ANALYTICS, INC.. In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this 24TH day of APRIL A.D. 2008 Authentication #: 0811501727 Authenticate at: http://www.cyberdriveillinois.com SECRETARY OF STATE